                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ______________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of report (Date of earliest event reported)   July 2, 1999
                                 ______________


                              GLOBAL CROSSING LTD.
            ________________________________________________________
               (Exact Name of Registrant as Specified in Charter)


            Bermuda                     000-24565             98-0189783
    ---------------------------        ------------        ------------------
   (State or Other Jurisdiction        (Commission          (IRS Employer
        of Incorporation)              File Number)        Identification No.)



              Wessex House, 45 Reid Street, Hamilton HM12 Bermuda
  ___________________________________________________________________________
          (Address of Principal Executive Offices)            (Zip Code)


      Registrant's telephone number, including area code   (441) 296-8600
                                ______________


                                NOT APPLICABLE
  ___________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.   Acquisition or Disposition of Assets.

          On July 2, 1999, GC UK Holding Limited, an indirect wholly owned subsidiary of Global Crossing Ltd. (the "Company") acquired Cable & Wireless Marine Limited ("Global Marine"), a wholly owned subsidiary of Cable & Wireless plc ("C&W") for 550 million pounds sterling (approximately $850 million). Global Marine is engaged in submarine cable maintenance and installation. The new unit will be called Global Marine Systems Limited.

          In connection with the acquisition, the Company and C&W entered into a Sale and Purchase Agreement dated as of April 26, 1999, as amended as of June 25, 1999, copies of which are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

          (a)       Financial Statements of business acquired:

                    The financial statements of Cable and Wireless Marine Limited are hereby incorporated by reference to the Company`s Registration Statement on Form S-4 filed on July 12, 1999 (File No. #333-82657).

          (b)       Pro Forma Financial Information:

                    The pro forma information related to the acquisition is hereby incorporated by reference to the Company`s Registration Statement on Form S-4 filed on July 12, 1999 (File No. 333-82657).

          (c)  Exhibits:

               Exhibit 2.1 Sale and Purchase Agreement, dated as of April 26, 1999, between Cable & Wireless plc and Global Crossing Ltd.

                       2.2 Amendment to the Sale and Purchase Agreement, dated as of June 25, 1999, between Cable & Wireless plc and Global Crossing Ltd.

                       99.1 Press Release of Global Crossing Ltd., dated July 5, 1999.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             GLOBAL CROSSING LTD.



                              By:  /s/ Dan J. Cohrs
                                 --------------------------------
                              Name:    Dan J. Cohrs
                              Title:   Senior Vice President and
                                       Chief Financial Officer

Dated:  July 16, 1999